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Exhibit 1.2

$310 million principal amount of 9.25% Senior Notes dues 2013

MERCER INTERNATIONAL INC.

DEBT UNDERWRITING AGREEMENT

February 8, 2005

RBC Capital Markets Corporation
Credit Suisse First Boston LLC
As the Representatives of the
        several underwriters named in Schedule I hereto

c/o RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404

Ladies and Gentlemen:

        Mercer International Inc., a business trust organized and existing under the laws of Washington (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters (the "Underwriters") named on Schedule I hereto for whom you are acting as the representatives (the "Representatives") $310 million aggregate principal amount (the "Securities") of its 9.25% Senior Notes due 2013 as set forth below, all to be issued under an indenture, dated as of December 10, 2004 (the "Base Indenture"), between the Company and Wells Fargo, N.A., as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, to be dated February 14, 2005 (the "First Supplemental Indenture", and together with the Base Indenture, the "Indenture"), between the Company and Trustee. The respective principal amount of Securities to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

        As the Representatives, you have represented to the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the aggregate principal amount of Securities set forth opposite their respective names in Schedule I. The offering of the Securities pursuant to this Agreement is hereinafter referred to as the "Offering." This Agreement, the Securities and the Indenture are hereinafter sometimes referred to collectively as the "Operative Documents."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file no. 333-121172 filed on December 10, 2004. Such registration statement, as amended at the date hereof, including the exhibits thereto, schedules thereto, the documents incorporated or deemed to be incorporated by reference therein is herein referred to as the "Registration Statement." The Registration Statement also includes a prospectus, which incorporated all of the documents noted therein by reference (the "Basic Prospectus"), prepared in accordance with Rule 415 of the Securities Act of 1933, as amended, (the "Securities Act") relating to certain debt and equity securities of the Company, as the case may be, and the offering thereof from time to time and the Prospectus Supplement (as hereinafter defined). The Registration Statement was declared effective by the Commission on December 23, 2004. As provided herein, the Company shall hereafter file with or transmit for filing with the Commission, a final prospectus supplement specifically relating to the Securities (the "Final Prospectus Supplement" and together with the preliminary prospectus supplement, the "Prospectus Supplement") pursuant to Rule 424 under the Securities Act in compliance with the timing requirements of the relevant subsection of Rule 424. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Basic Prospectus," "Prospectus," and "Prospectus Supplement" shall include in each case the documents incorporated or deemed to be incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        In addition to sales in the United States pursuant to the Registration Statement, the Company will offer and sell the Securities in British Columbia and Ontario (the "Qualifying Provinces") and in other countries selected by the Underwriters, subject to Section 3 hereof. As such, the Company has also prepared and filed with the Canadian securities regulatory authorities (the "Canadian Securities Commissions") in each of the Qualifying Provinces, a Canadian preliminary MJDS Prospectus dated January 11, 2005 (the "Canadian Preliminary MJDS Prospectus") under National Instrument 71-101 — The Multijurisdictional Disclosure System ("NI 71-101") and National Instrument 52-107 — Acceptable Accounting Principles, Auditing Standards and Reporting Currency ("NI 52-107"), which includes the Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by NI 71-101), in order to qualify the offering and sale of the Securities in the Qualifying Provinces. The British Columbia Securities Commission, on behalf of itself and the other Canadian Securities Commission, issued a decision document dated January 12, 2005 in accordance with the procedures established by National Policy 43-201 of the Canadian Securities Administrators confirming that receipts have been issued for the Canadian Preliminary MJDS Prospectus in each of the Qualifying Provinces. We understand that the Company shall also promptly hereafter file a final MJDS prospectus (the "Canadian Final MJDS Prospectus") with the Canadian Securities Commissions under NI 71-101 and NI 52-107, which includes the Prospectus Supplement (with such deletions therefrom and additions thereto as are permitted or required by NI 71-101), in order to qualify the Securities for distribution in each of the Qualifying Provinces. The term "Canadian MJDS Prospectus" means the Canadian Preliminary MJDS Prospectus and the Canadian Final MJDS Prospectus and in each case, the documents, if any, incorporated by reference therein. The Representatives for and on behalf of the Underwriters have represented to the Company that the Underwriters will only make offers of the Securities on the terms and conditions set forth herein, in the Prospectus Supplement and in the Canadian MJDS Prospectus.

        Concurrently with this offering of Securities, the Company is also offering to the public 9,416,196 shares of beneficial interest (the "Shares") pursuant to the Registration Statement and a prospectus supplement thereto. The public offering of the Shares is being underwritten by a syndicate of investment banks for which RBC Capital Markets Corporation is the representative. The closing of this offering of Securities is conditional upon the Representatives being satisfied as to the concurrent closing of the Shares offering.

        The Company intends to use the proceeds of the offerings of Securities and Shares to pay a portion of the $210 million purchase price for substantially all of the assets of Stone Venepal (Celgar) Pulp Inc. ("Celgar" and such transaction, the "Acquisition"). At or around the same time of the Shares and Notes offerings, the Company will also issue 4,210,526 new shares of beneficial interest in a private placement directly to KPMG Inc., as receiver of Celgar, Royal Bank of Canada and/or National Westminster Bank plc, or such affiliates of such parties as may be directed by them, to satisfy a portion of the purchase price of the Acquisition. The Company expects the Acquisition to be completed on or around the Closing Date (as defined herein), and the closing of this offering and the closing of the Shares offering is contingent upon all of the conditions to the Acquisition, other than those conditions that will be satisfied upon the closing of the Acquisition pursuant to the acquisition agreement, including satisfactory financing and finalization of the pending registrations of land title, being satisfied or waived.

  1.
  Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with each Underwriter that:

        (a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

        (b)   (i) The Company meets the requirements for use of Form S-3 under the Securities Act, (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (iii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the applicable rules and regulations of such Acts, and (v) the Prospectus as of the date of the Preliminary Prospectus Supplement and the Final Prospectus Supplement as of its date and as of the Closing Date (as defined herein), does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the preceding sentence do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein; it being agreed and understood that the only such information is that described as such in Section 7(b) hereof.

        (c)   There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

        (d)   The Company has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Washington with power and authority (corporate and other) to own its properties and conduct its business in all material respects as described in the Registration Statement, the Prospectus and the Canadian MJDS Prospectus; and the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole, on the acceptance, development or planned operation of the pulp mill owned, directly or indirectly, through Zellstoff Stendal GmbH near the town of Stendal, Germany (the "Stendal Mill"), or on the planned operation of the Celgar assets to be acquired in the Acquisition (the "Celgar Mill"), (a "Material Adverse Effect").

        (e)   Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, partnership or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Canadian MJDS Prospectus; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in each case to the extent that the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than liens and encumbrances granted pursuant to the terms of the Stendal Loan Facility, the Rosenthal Loan Facility (as such terms are defined in the Registration Statement and the Prospectus), and the working capital facilities for the Rosenthal mill and the Celgar Mill (such facilities as described under "Description of Certain Indebtedness — New Working Capital Facilities" in the Registration Statement and the Prospectus).

        (f)    Except as described in the Registration Statement and the Prospectus, since the date on which information is given in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or otherwise) earnings or results of operations of the Company and its subsidiaries taken as whole, the acceptance, development or planned operation of the Stendal Mill, or to the best of the Company's knowledge regarding the Celgar Mill, on the planned operation of the Celgar Mill, whether or not arising from transactions in the ordinary course of business, (ii) neither the Company nor its subsidiaries (taken as a whole) has incurred or undertaken any material liabilities or obligations, direct or contingent, or entered into any material transactions other than the Acquisition and other than in the ordinary course pursuant to the Stendal Loan Facility, or (iii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock and, except as described in the Prospectus and the Registration Statement, there has not been any change in the capital stock, or any material change in the short-term or long-term debt other than in the ordinary course pursuant to the Stendal Loan Facility, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries.

        (g)   This Agreement and the transactions contemplated herein have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

        (h)   The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities registered pursuant to the Registration Statement.

        (i)    The Indenture has been duly authorized by the Company, and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity.

        (j)    The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof and hereof, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity. The Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (k)   The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus in the column entitled "September 30, 2004 — Actual" under the caption "Capitalization" (except for issuances pursuant to the concurrent underwriting agreement in respect of the Shares or pursuant to reservations, agreements or option plans described in the Prospectus or the Registration Statement) and have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any shares of beneficial interest from the Company.

        (l)    The execution, delivery and performance of the Operative Documents, the consummation of the transactions contemplated therein and the issuance and delivery of the Securities do not and will not (i) as at the Closing Date, and assuming the application of funds as set forth in the "Use of Proceeds" section of the Prospectus and the Registration Statement, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound except as would not have a Material Adverse Effect or (ii) violate or conflict with any provision of the constituent documents of the Company or any of the governing instruments of its subsidiaries or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their respective properties or assets, and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

        (m)  No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Operative Documents or the consummation of the transactions contemplated therein, including, the issuance, sale and delivery of the Securities to be issued, sold and delivered by the Company hereunder, except the filing of such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, the Registration Statement and the Canadian MJDS Prospectus.

        (n)   Except as disclosed in the Prospectus and the Registration Statement, or as would not have a Material Adverse Effect, each of the Company and its significant subsidiaries (i) possesses all grants, subsidies, guarantees, consents, approvals and other authorizations from appropriate government agencies ("State Aid Grants") and all permits, licenses, consents and other authorizations (collectively, the "Government Licenses") issued by, and has made all filings with, the appropriate regulatory entities necessary to own, lease and operate its properties and to conduct businesses now operated or, in the case of the Celgar Mill (to the best of the Company's knowledge) and the Stendal Mill, proposed to be operated by it, and (ii) all such Government Licenses are valid and in full force and effect. Except as will be described in the Prospectus and the Registration Statement, or as would not have a Material Adverse Effect: (i) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Government Licenses; (ii) neither the Company nor any significant subsidiary has received any notice from any regulatory entity that allows, or after notice or lapse of time or both, would allow revocation, modification, suspension or termination of any Government License including any claim against the Company or any of the subsidiaries for repayment of any benefit received under State Aid Grants or would result in any other material impairment of the rights of the holder of any such Government License; and (iii) to the knowledge of the Company and its subsidiaries, no regulatory entity is considering limiting, suspending or revoking any Government License or is investigating any of them, other than ordinary course administrative and covenant compliance reviews.

        (o)   Except as disclosed in the Prospectus and the Registration Statement, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, and to the knowledge of the Company, no such proceeding is threatened or contemplated by governmental authorities or threatened by others.

        (p)   Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

        (q)   The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Securities other than (i) the Prospectus, (ii) the Canadian MJDS Prospectus, (iii) other materials permitted by the Securities Act and the Trust Indenture Act to be distributed by the Company, or (iv) other materials permitted by any applicable securities laws and the respective regulations made thereunder, together with applicable published policy statements, rules, orders of the securities regulatory authorities in each of the Qualifying Provinces, including for greater certainty, NI 71-101, NI 52-107, Companion Policy 71-101CP and Companion Policy 52-107CP (collectively, the "Canadian Securities Laws") to be distributed in Canada by the Company.

        (r)   Peterson Sullivan P.L.L.C., who have audited the financial statements and supporting schedules until the fiscal year ended December 31, 2002 as set forth or incorporated by reference in the Prospectus and the Registration Statement, are, to the Company's knowledge, independent public accountants as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations"), and have not engaged in any non-audit activities that are prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 during the time periods specified in such section.

        (s)   Deloitte & Touche LLP, who have audited the financial statements and supporting schedules after the fiscal year ended December 31, 2002, and who have performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement of Accounting Standards No. 100 with respect to the nine month periods ended September 30, 2003 and September 30, 2004 as set forth or incorporated by reference in the Prospectus and the Registration Statement, are, to the Company's knowledge, independent registered chartered accountants as required by the Securities Act, the Rules and Regulations, National Instrument 52-108 — Auditor Oversight ("NI 52-108") and the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia, and are not and have not engaged in any non-audit activities that are prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002.

        (t)    Deloitte & Touche LLP, who have audited the financial statements and supporting schedules for Celgar through December 31, 2003, and who have performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement of Accounting Standards No. 100 with respect to the nine month periods ended September 30, 2003 and September 30, 2004 as set forth or incorporated by reference in the Prospectus and the Registration Statement, are, to the Company's knowledge, independent registered chartered accountants as required by the Securities Act, the Rules and Regulations, NI 52-108 and the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

        (u)   The financial statements, including the notes thereto, and supporting schedules as set forth or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company, its consolidated subsidiaries and (to the best of the Company's knowledge) Celgar and as of the dates indicated and for the periods specified; except as otherwise stated in the Prospectus and the Registration Statement, such financial statements comply to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved, other than the Celgar financial statements which have been prepared in accordance with Canadian GAAP and reconciled to U.S. GAAP in the note thereto in the Prospectus Supplement.

        (v)   The summary and selected financial and statistical data set forth in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The statistical and market-related data included or incorporated by reference in the Prospectus and the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

        (w)  The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

        (x)   Except as disclosed in the Prospectus, there are no relationships, direct or indirect, nor has any transaction been entered into since December 31, 2003, between or among the Company or any of its subsidiaries on the one hand, and the Trustee for the Securities or the trustees, directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand which are required to be described in the Prospectus by the Securities Act, by the Rules and Regulations or by the Trust Indenture Act which have not been described in the Prospectus.

        (y)   Except as disclosed in the Prospectus and the Registration Statement, no holder of securities of the Company has any rights to the registration of securities of the Company either now or as a result of the execution of the Operative Documents or the consummation of the transactions contemplated therein, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

        (z)   The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

        (aa) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" under the Investment Company Act of 1940, as amended.

        (bb) The Company and its significant subsidiaries have good and marketable title in fee simple to all real property owned by the Company and its significant subsidiaries and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and after the Acquisition, will have good and marketable title to the assets of Celgar acquired in the Acquisition, free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company or any of its significant subsidiaries are held by them under valid, subsisting and enforceable leases, except such as: (i) are described in the Prospectus and Registration Statement; or (ii) would not singularly or in the aggregate result in a Material Adverse Effect.

        (cc) Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries have accurately prepared and timely filed all federal, state, provincial and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes that the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). Except as would not have a Material Adverse Effect, no deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' federal, state, provincial or other taxes is pending or, to the knowledge of the Company, threatened. There is no tax lien, whether imposed by any federal, state, provincial or other taxing authority, outstanding for amounts overdue against the assets, properties or business of the Company or any of its subsidiaries.

        (dd) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, direction or policies and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. Since December 31, 2003, neither the Company nor any of its subsidiaries has made any change in its internal controls that would be reportable in any filing under the Exchange Act pursuant to Item 307 of Regulation S-K. The Company maintains disclosure controls and procedures (as defined in Rule 13a-14 under the Exchange Act) sufficient to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.

        (ee) Based on the evaluation of its internal control over financial reporting, the Company believes that it will be in material compliance, on a timely basis, with Section 404, entitled "Management's Assessment of Internal Controls," of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions.

        (ff)  The Company has adopted a written code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Since the adoption of its code of ethics, the Company has not made any amendment to or granted any waiver thereunder.

        (gg) The Company's shares of beneficial interest are registered pursuant to Section 12(g) of the Exchange Act and are quoted on the Nasdaq National Market (the "Nasdaq National Market") and posted and listed for trading on the Toronto Stock Exchange (the "TSX"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its shares of beneficial interest under the Exchange Act or de-listing its shares of beneficial interest from the Nasdaq National Market or the TSX, nor has the Company received any notification that the Commission, the Nasdaq National Market or the TSX is contemplating terminating such registration or listing.

        (hh) The Company (i) is a reporting issuer, or its equivalent, under the securities laws of British Columbia, Alberta, Ontario and Québec (the "Reporting Issuer Provinces"), (ii) is in compliance with its obligations under Sections 85 and 117 of the Securities Act (British Columbia) and Sections 144 and 145 of the Rules thereunder and under the equivalent provisions of the remaining applicable Canadian Securities Laws, (iii) is not included in the list of defaulting reporting issuers maintained by any of the relevant securities commissions in the Reporting Issuer Provinces, (iv) is a "foreign issuer" and a "US issuer" within the meaning of NI 71-101, and (v) the Company meets and at the Closing Date will continue to meet the general eligibility criteria for offering of the Securities under section 3.1(c) of NI 71-101 and section 5.1(a) of NI 52-107.

        (ii)   Neither the Company nor any of its significant subsidiaries (i) is in violation of its constituent or governing documents or (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except in the case of (i) and (ii) above any violation or default that would not have a Material Adverse Effect and would not materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents. None of the Company, its subsidiaries or to the best of the Company's knowledge, Celgar, except as disclosed in the Prospectus and the Registration Statement, is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company, any of its subsidiaries or Celgar or any of their properties or assets, except any violation or default that would not have a Material Adverse Effect and would not materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents. Without limitation of the foregoing, the Company's subsidiaries are in material compliance with all covenants applicable to them in the Stendal Loan Facility and the Rosenthal Loan Facility (as such terms are defined in the Registration Statement and the Prospectus).

        (jj)    No labor disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge, no labor disturbance has been threatened by the employees of Celgar that would reasonably be expected to have a Material Adverse Effect.

        (kk)    The Company and each of its significant subsidiaries carry, or are covered by, and following the Acquisition, the assets acquired from Celgar pursuant to the Acquisition will be covered by, insurance in such amounts and covering such risks as in the Company's reasonable determination is adequate for the conduct of their respective businesses and the value of their respective properties.

        (ll)    The Company does not maintain, contribute to, or have any obligation to contribute to, and has never maintained, contributed to or had any obligation to contribute to, any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986.

        (mm)    Except as disclosed in the Prospectus and the Registration Statement and except as would not, singularly or in the aggregate, result in a Material Adverse Effect, (i) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) or any of its subsidiaries or, to the Company's knowledge, Celgar, upon any other property now or previously owned or leased by the Company or any of its subsidiaries or (to the Company's knowledge) Celgar, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, and (ii) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or other permit.

        (nn)    The Company, its subsidiaries or any other person associated with or acting on behalf of the Company or its subsidiaries including, without limitation, any trustee, director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        (oo)    The Company is subject to Section 13 or Section 15(d) of the Exchange Act and is in compliance with the provisions of such Section.

        (pp)    The Canadian MJDS Prospectus conforms to the Prospectus in all material respects except for such deletions therefrom and additions thereto as are permitted under or required by NI 71-101. The Canadian MJDS Prospectus has been prepared and duly filed in compliance in all material respects with applicable Canadian Securities Laws.

        (qq)    Except as disclosed in the Prospectus and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the sale of the Securities.

        (rr)    None of the execution, delivery and performance of the Operative Documents, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby as set forth in the Registration Statement and the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

        (ss)    On or before the Closing Date, the Company shall have duly filed with the Canadian Securities Commissions such submission to jurisdiction and appointment of agent for service on Form 71-101F1 as may be required under applicable Canadian Securities Laws.

        (tt)    The Shares to be issued and sold by the Company pursuant to an underwriting agreement, dated February 8, 2005, among the several underwriters listed on Schedule I thereto and the Company (the "Equity Underwriting Agreement"), have been duly authorized and when issued and duly paid for as contemplated therein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof thereunder.

        2.    Purchase, Sale and Delivery of the Securities.

        (a)    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule I hereto, subject to adjustments in accordance with Section 12 hereof.

        (b)    Payment of the purchase price for, and delivery of the Securities shall be made at the office of Sangra Moller, 1000 Cathedral Place, 925 West Georgia Street, Vancouver BC V62 3L2 (the "Closing Location"), or at such other place as may be agreed upon by you and the Company, at 9:00 a.m., New York time, on February 14, 2005 (the "Time of Delivery") or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date."

        The Securities to be delivered to you shall be registered in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. The Company will permit you to examine the Global Securities at least one full business day prior to the Closing Date.

        (c)    Payment for the Securities to be sold hereunder is to be made to the Company by wire transfer of immediately available (same day) funds to the bank accounts designated by the Company against delivery of the Global Securities to the Representatives for the several accounts of the Underwriters through the facilities of DTC or its designated custodian (the "Designated Office").

        (d)    The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6(p) hereof, will be delivered at the Closing Location. A meeting will be held at the Closing Location at 4:00 p.m., Vancouver Time on the business day preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentences will be available for review by the parties hereto or their representatives. As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

        3.    Offering by the Underwriters.

        (a)    It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representatives deem it advisable to do so. The Securities are to be initially offered to the public at the initial public offering price set forth on the front cover of the Final Prospectus Supplement. The Representatives may from time to time thereafter change the public offering price and other selling terms.

        (b)    It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement among Underwriters entered into by you and the several other Underwriters.

        (c)    Offers and sales of the Securities in the Qualifying Provinces will be made only by the Underwriters or their respective affiliates, in either case, provided that it is registered in an appropriate category under the Canadian Securities Laws in respect of such offers and sales.

        (d)    The Underwriters shall not solicit offers to purchase or sell the Securities in Canada so as to require the filing of a prospectus or other notice or document with respect to the distribution of the Securities under the laws of any jurisdiction in Canada other than the Qualifying Provinces. The Underwriters shall be entitled to assume that the Securities are qualified for distribution in each of the Qualifying Provinces, unless the Underwriters receive notice to the contrary from the Company or the applicable Canadian Securities Commission.

        (e)    The Underwriters shall, after the Closing Date, use commercially reasonable efforts to complete the distribution of the Securities as promptly as reasonably practicable and shall notify the Company once the distribution of Securities has been completed and shall, as soon as reasonably practicable thereafter (and in any event within the time periods necessary to obtain a refund of filing fees), provide the Company with a breakdown of the principal amount of Securities distributed in each of the Qualifying Provinces where such breakdown is required for the purposes of calculating fees payable to the applicable Canadian Securities Commissions.

        4.    Covenants of the Company.    The Company covenants and agrees with the Underwriters that:

        (a)    The Company will use all commercially reasonable efforts to cause the Registration Statement, if not effective at the time this Agreement is executed, and any amendment to the Registration Statement, to become effective. Prior to the termination of the Offering, the Company will not make or file any amendment to the Registration Statement or Prospectus (other than the Prospectus Supplement), any Rule 462(b) Registration Statement or the Canadian MJDS Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus Supplement is otherwise required under Rule 424(b), the Company will cause the Final Prospectus Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing and to be filed on Form 8-K as an exhibit thereto. The Company will not file any report that would be deemed to be incorporated by reference into the Registration Statement that is required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of Securities by the Underwriters of which the Representatives shall not previously have been advised and furnished a copy or to which the Representatives shall have reasonably objected or that is not in compliance with the Exchange Act or the rules and regulations of the Commission promulgated thereunder. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the time this Agreement is executed, shall have become effective, (2) when the Final Prospectus Supplement, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission or when the Prospectus or any other information related to the offering of Securities or the Securities has been filed with any securities exchange or any other regulatory body in the U.S. or Canada, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff or any U.S. states securities commission or by the Canadian Securities Commissions or any other Canadian or foreign regulatory authority for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus Supplement, the Canadian MJDS Prospectus or for any additional information, (5) of the issuance by the Commission or any U.S. states securities commission or by the Canadian Securities Commissions or any other Canadian or foreign regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use all commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (b)    The Company will comply with the Securities Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, the Canadian Securities Laws and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Prospectus and the Canadian MJDS Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company, its counsel or in the opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly (1) will notify the Representatives of such event, (2) will prepare and file with the Commission and the Canadian Securities Commissions an appropriate amendment to the Registration Statement or supplement to the Prospectus and the Canadian MJDS Prospectus so that the Prospectus and the Canadian MJDS Prospectus, as the case may be, as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus and the Canadian MJDS Prospectus will comply with the law and (3) supply any supplemented Prospectus and Canadian MJDS Prospectus to you in such quantities as you may reasonably request.

        (c)    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

        (d)    Prior to the Closing Date, the Company will furnish to the Underwriters, to the extent available, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        (e)    The Company will use reasonable efforts to cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (other than the United States and Canada) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that: (i) the Company shall not be required to register, qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so registered, qualified or required to file such a consent and (ii) the Company shall not be required to prepare, file, or obtain a receipt for a prospectus or other registration document in any such other jurisdiction.

        (f)    The Company will deliver, from time to time, as many copies of any Preliminary Prospectus Supplement and the Canadian Preliminary MJDS Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus or Canadian MJDS Prospectus is required under the Securities Act, or under Canadian Securities Laws, as the case may be, as many copies of the Prospectus and Canadian MJDS Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

        (g)    The Company shall use its reasonable efforts, in cooperation with you, to qualify the Securities under the securities or blue sky laws of such jurisdictions within the United States as you may designate and to maintain such qualification in effect for so long as required for the sale of the Securities; provided, however, that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdictions in which it is not otherwise so subject.

        (h)    The Company shall comply with the requirements of NI 71-101 and NI 52-107, file the Canadian Final MJDS Prospectus with the Canadian Securities Commissions in accordance with NI 71-101 and NI 52-107 and in any event not later than the date the Canadian MJDS Prospectus is first used in the Qualifying Provinces and obtain confirmation, to the extent such confirmation can be obtained, of receipt thereof from the Canadian Securities Commissions.

        (i)    The Company shall use its reasonable efforts to maintain its status as a reporting issuer, or its equivalent, under the securities laws of the Qualifying Provinces, and to timely comply with its continuous disclosure and other obligations under Canadian Securities Laws.

        (j)    During the period of two years from the Closing Date the Company shall furnish to you copies of any reports to holders of the Securities, and deliver to you as soon as they are available, copies of any periodic reports and financial statements furnished to or filed with the Commission, the Canadian Securities Commissions or any national or foreign securities exchange on which any class of securities of the Company is listed to the extent such documents are not available on the Commission's website.

        (k)    The Company shall apply the net proceeds of its sale of the Securities as described under the heading "Use of Proceeds" in the Prospectus.

        (l)    The Company shall use all reasonable efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC in the United States and through the Canadian Depository for Securities Limited in Canada, as the case may be.

        5.    Payment of Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the offering of the Securities; (ii) all expenses in connection with the preparation and printing of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Canadian MJDS Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof in connection with sale of the Securities; (iii) the cost of preparing and printing the Securities and the Global Securities; (iv) the filing fees of the Commission; (v) all filing fees and expenses incident to securing any required review and approval by the National Association of Securities Dealers, Inc. (the "NASD"); (vi) all expenses in connection with the qualification or registration of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (vii) all fees charged by investment rating agencies for the rating of the Securities; (viii) the cost and charges of the Trustee, including the reasonable fees and disbursements of its counsel and (ix) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings, if any, with prospective purchasers of the Securities which, for the avoidance of doubt, may include (but not be limited to) the chartering of a private plane on which representatives of the Underwriters may accompany the Company's officers. To the extent the transactions contemplated in this Agreement are not consummated or if this Agreement is terminated, the Company also will pay or cause to be paid the reasonable costs and expenses of the Underwriters, including the fees and disbursements of their counsel, travel expenses and other out-of-pocket expenses.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to your counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

        (a)    The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission or the Canadian Securities Commissions for additional information (to be included in the Registration Statement, the Canadian MJDS Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission or the Canadian Securities Commissions or any stock exchange or NASDAQ and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities. The Canadian Final MJDS Prospectus shall have been filed with the Canadian Securities Commissions in accordance with NI 71-101 and NI 52-107.

        (b)    At the Closing Date, you shall have received the opinion of Heller Ehrman White & McAuliffe LLP, special U.S. counsel for the Company, dated the Closing Date, addressed to the Underwriters and substantially in the form attached hereto as Annex I. In giving such opinion, counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

        (c)    At the Closing Date, you shall have received the opinion of Sangra, Moller, Canadian counsel for the Company, dated the Closing Date, addressed to the Underwriters and in substantially the form attached hereto as Annex II. In giving such opinion, counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

        (d)    At the Closing Date, you shall have received the opinion and letter of Latham & Watkins LLP, special U.S. counsel for the Underwriters, each dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, covering such matters as are customarily covered in such opinions.

        (e)    At the Closing Date, you shall have received the opinion of Lawson Lundell, Canadian counsel for the Underwriters, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, covering such matters as are customarily covered in such opinions.

        (f)    At the Closing Date, if any, you shall have received the opinion of Stoel Rives LLP, Washington State counsel for the Underwriters, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, covering such matters as are customarily covered in such opinions.

        (g)    At the Closing Date, you shall have received a certificate of the Chief Executive Officer and President and the Chief Financial Officer of the Company in their capacities as officers of the Company and not in their personal capacities, dated as of the Closing Date, to the effect that (i) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission, (ii) the representations and warranties of the Company set forth in Section 1 hereof are accurate as of the date hereof and as of the Closing Date (or such other date as may be specified) with the same force and effect as though expressly made on such date, (iii) all filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made, (iv) as of the Closing Date, the obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with and (v) subsequent to the respective dates of the most recent financial statements in the Prospectus or the Registration Statement, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any change, or any development involving a change, in the business, properties, operations, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus or the Registration Statement or as would not have a Material Adverse Effect.

        (h)    On the date hereof and at the Closing Date, you shall have received a comfort letter in respect of the Prospectus from Peterson Sullivan P.L.L.C., former independent public accountants for the Company, dated as of the date hereof and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus and the Registration Statement.

        (i)    On the date hereof and at the Closing Date, you shall have received a comfort letter in respect of the Prospectus from Deloitte & Touche LLP, independent registered chartered accountants for the Company, dated as of the date hereof and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to interim unaudited financial statements, pro forma financial information, audited financial information and certain financial information contained in the Prospectus and Registration Statement.

        (j)    On the date hereof and at the Closing Date, you shall have received a comfort letter in respect of the Prospectus from Deloitte & Touche LLP, independent registered chartered accountants for Celgar, dated as of the date hereof and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to interim unaudited financial statements, audited financial information and certain financial information contained in the Prospectus and Registration Statement.

        (k)    Subsequent to the execution and delivery of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or otherwise) earnings, or results of operations, properties of the Company and its subsidiaries taken as whole or the acceptance, development or planned operation of the Stendal Mill, the planned operation of the Celgar Mill or the Acquisition, whether or not arising from transactions in the ordinary course of business which, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Prospectus and the Registration Statement.

        (l)    The Company and the underwriters for the offering of Shares shall have entered into an underwriting agreement reasonably satisfactory to such underwriters and the Company, and the conditions for the payment for the Shares by such underwriters shall have been satisfied or waived.

        (m)    All of the conditions to the Acquisition shall have been satisfied or waived in writing by the Company on or prior to the Closing Date, other than those conditions that will be satisfied upon the closing of the Acquisition pursuant to the acquisition agreement, including satisfactory financing and finalization of the pending registrations of land title.

        (n)    The working capital facilities for the Celgar and Rosenthal mills described in the Prospectus Supplement under "Description of Certain Indebtedness — New Working Capital Facilities" shall have been executed.

        (o)    The Company and the Trustee shall have entered into the Indenture, and the Representatives shall have received an executed copy thereof.

        (p)    Under NASD Rule 2710, the NASD shall have issued an opinion that it has "no objections" to the proposed underwriting terms and arrangements among the Company and the Underwriters set forth in this Agreement.

        (q)    The Company shall have furnished the Underwriters and counsel to the Underwriters with such other certificates, opinions or other documents as they may have reasonably requested.

        Representatives may in their sole discretion waive compliance with any conditions to their obligations hereunder.

        7.    Indemnification.

        (a)    The Company shall indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (including each affiliate of any Underwriter who is deemed a third party beneficiary pursuant to Section 14 hereof (an "Affiliated Dealer"), its directors, officers and employees and any controlling person of such affiliate) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, the Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus, the Canadian MJDS Prospectus or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information transmitted to the Company by the Underwriters and their respective affiliates expressly for use therein as set forth in Section 7(b) of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have including under this Agreement.

        (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the trustees of the Company, each of the officers of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and reasonable expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act, the Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus, the Canadian MJDS Prospectus or in any amendment thereof or supplement thereto, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in conformity with written information furnished by the Underwriters through the Representatives expressly for use therein; it being agreed and understood that for purposes of this Agreement, the only information furnished to the Company by the Underwriters through the Representatives consists of the information set forth under the caption "Underwriting — Stabilization, Short Positions and Penalty Bids", with the exception of the seventh paragraph thereunder, in the Prospectus. This indemnity will be in addition to any liability that any Underwriter may otherwise have including under this Agreement.

        (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above or Section 9 of this Agreement of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 or Section 9 of this Agreement). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded based on an opinion of counsel that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all the indemnified parties to represent them all shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party (an "Action"), unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. The indemnifying party shall not be liable for any settlement of a proceeding effected without its prior written consent but if settled with its written consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        8.     Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters severally shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and officers and trustees of the Company) as incurred to which the Company or the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company and (y) the discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as an Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer and trustee of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The Underwriters' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

        9.     Qualified Independent Underwriter.    The Company hereby confirms that at its request Credit Suisse First Boston LLC has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act, the Trust Indenture Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Company to the QIU in this Section 9 will be in addition to any liability that the Company may otherwise have including under this Agreement.

        10.   Survival of Representations and Agreements.    All representations and warranties, covenants, agreements and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement, including the agreements contained in Sections 4 and 5, the indemnity agreements contained in Section 7 and Section 9 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company, any of its officers and trustees or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 4, 5, 7, 8, 9 and 11 hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 hereof.

        11.   Termination.

        The Representatives shall be entitled, in their absolute discretion, to terminate, without liability, the obligations of the Underwriters under this Agreement by giving written notice to that effect to the Company at or prior to the Closing Date if: (i) trading in the Company's securities on the Nasdaq National Market or the TSX has been suspended or made subject to material limitations; (ii) trading on the New York Stock Exchange, on the Nasdaq National Market or on the TSX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or on the Nasdaq National Market or the TSX or by order of the Commission or any other governmental authority having jurisdiction; (iii) a banking moratorium has been declared by a state, provincial or federal authority in the United States, Germany or Canada; (iv) there has occurred any outbreak or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, Germany or Canada, or on the business of the Company and its subsidiaries taken as a whole, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus (exclusive of any supplement thereto); or (v) in relation to the Company, the Securities or the shares of beneficial interest, any inquiry, investigation or other proceeding is commenced, threatened or announced or any order or ruling is issued by any officer of such exchange or market, or by the Commission, any of the Canadian Securities Commissions or any other regulatory authority in Canada or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof or of the United States or any state or territory thereof is promulgated or changed which, in the opinion of the Representative, operates to prevent or materially restrict trading in or the distribution of the Securities or shares of beneficial interest in the United States.

        12.   Default by Underwriters.    If on the Closing Date, any Underwriter shall fail to purchase and pay for the aggregate principal amount of Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as the Representatives, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the aggregate principal amount of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Securities with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Securities covered hereby, the Company or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 7, 8 and 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        13.   Notices.    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

        (a)   if sent to the Underwriters, shall be mailed, delivered or faxed and confirmed in writing, to:

RBC Capital Markets Corporation One Liberty Plaza, 165 Broadway New York, NY 10006-1404 Attention: Joe Morea Syndicate Director Fax: (212) 428-6260	Credit Suisse First Boston LLC Eleven Madison Avenue New York, NY 10010-3629 Attention: Transactions Advisory Group Fax: (212) 325-4296

        with copies to:

  Latham & Watkins LLP
  633 West Fifth Street, Suite 4000
  Los Angeles, CA 90071
  Attention: Mark A. Stegemoeller
  Fax: (213) 891-8763

  Lawson Lundell 1600
  Cathedral Place
  925 West Georgia Street
  Vancouver, BC V6C 3L2
  Attention: Gordon R. Chambers
  Fax: (604) 669-1620

        (b)   if sent to the Company, shall be mailed, delivered or faxed and confirmed in writing, to:

  Mercer International Inc.
  650 West Georgia Street
  Suite 2840,
  P. O. Box 11576
  Vancouver, BC V68 4N8
  Ph: (604) 684-1099
  Fax: (604) 684-1094
  Attention: David Gandossi

        with copies to:

  Sangra, Moller
  1000 Cathedral Place
  925 West Georgia Street
  Vancouver, BC V62 3L2
  Attention: Harjit Sangra

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to the Underwriters at its respective address set forth in its respective acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        14.   Successors and Assigns.    This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, trustees, officers, employees, agents and QIU referred to in Sections 7, 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from any Underwriter. Any Affiliated Dealer that is duly qualified and authorized to sell the Securities in the United States or Canada pursuant to the Prospectus, and so offers and sells the Securities shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 1, the covenants of the Company contained in Section 4, the indemnification and contribution obligations of the Company contained in Sections 7 and 8 and the officers' certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant to this Agreement, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

        15.   Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

        16.   Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        17.   Headings.    The headings in this Agreement are inserted for convenience of reference only, are not to be considered part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

        18.   Authority.    Any action of the Underwriters may be taken by the Representatives jointly or individually (provided, however, a Representative will not take any such action without obtaining the consent of the other Representative) on behalf of the Underwriters and any such action by the Representatives shall be binding upon the Underwriters.

        19.   Time is of the Essence.    Time shall be of the essence of this Agreement.

        20.   Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

        21.   Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceability, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(signature page follows)

        If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,
MERCER INTERNATIONAL INC.
By:	/s/ JIMMY S.H. LEE Name: Jimmy S.H. Lee Title: Chief Executive Officer
By:	Name: Title:

(additional signature page follows)

Signature Page — Debt Underwriting Agreement

Accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
CREDIT SUISSE FIRST BOSTON LLC

ON BEHALF OF THEMSELVES AND ON BEHALF
OF THE SEVERAL UNDERWRITERS

By RBC Capital Markets Corporation

By:	/s/ NICHOLAS DAIFOTIS Name: Nicholas Daifotis Title: Managing Director

By	Credit Suisse First Boston LLC

By:	/s/ STEVEN HELLMAN Name: Steven Hellman Title: Managing Director

Signature Page — Debt Underwriting Agreement

SCHEDULE I

Name of Underwriter	Principal Amount of Securities to be Purchased
RBC Capital Markets Corporation	$145.7 million
Credit Suisse First Boston LLC	$145.7 million
CIBC World Markets Corp.	$ 18.6 million

TOTAL	$ 310 million

ANNEX I

Form of Opinion of Heller Ehrman White & McAuliffe LLP

        1.     The Company has been duly formed and is validly existing as a Massachusetts trust under the laws of the State of Washington.

        2.     The Company has all necessary Massachusetts trust power and Massachusetts trust authority to conduct its business as described in the Registration Statement and the Prospectus, to offer, issue and sell the Securities and to perform its obligations under the Underwriting Agreement.

        3.     The Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus; the Securities conform in all material respects to the description thereof contained in the Prospectus; and the Global Securities, assuming they are in the form filed with the Commission, are in due and proper form.

        4.     The Underwriting Agreement has been duly authorized by all necessary action on the part of the Company, and has been duly executed and delivered on behalf of the Company.

        5.     The Indenture has been duly authorized by all necessary action on the part of the Company, has been duly executed and delivered on behalf of the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        6.     The Securities have been duly authorized by all necessary action on the part of the Company and have been executed and delivered on behalf of the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof and of the Underwriting Agreement, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        7.     The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus and the Prospectus Supplement, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of the knowledge of such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

ANNEX I-1

        8.     The Registration Statement, as of its effective date, the Prospectus, as of the date of the Underwriting Agreement, and each amendment or supplement thereto as of its date (in each case, other than the financial statements and schedules and other financial information and statistical data derived therefrom, as to which counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

        9.     To counsel's knowledge there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

        10.   The execution, delivery, and performance of the Indenture and the Underwriting Agreement, and the issuance and sale of the Securities in compliance with the terms and provisions thereof by the Company, do not violate any provision of the Declaration of Trust, as amended and restated, or Trustee's Regulations of the Company or, to counsel's knowledge, any federal or New York statute, rule or regulation known by counsel to be generally applicable to similar transactions.

        11.   The issuance of the Securities by the Company will not require approval of the shareholders of the Company under the laws of the State of Washington.

        12.   No consent, approval, authorization, order, registration, filing or qualification of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required under any law or regulation of the United States or of the State of Washington for the execution, delivery and performance of the Underwriting Agreement or the issuance and sale of the Securities by the Company, except for (1) such as may be required under state securities or Blue Sky laws or as may be required by the NASD in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel expresses no opinion) and (2) such as may be required under the Securities Act or the Exchange Act and the Trust Indenture Act of 1939, as amended.

        13.   The statements under the caption "Material United States Federal Income Tax Considerations" in the Prospectus, while not purporting to address all possible federal tax consequences of investing in the Securities, insofar as they constitute statements of United States federal income tax law or legal conclusions, accurately summarize the material United States income tax consequences to holders of the Securities.

        14.   The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an "investment company" as such tern is defined in the Investment Company Act of 1940, as amended

        15.   The offer and sale of the Company's shares of beneficial interest on a private placement basis to KPMG, Inc., Royal Bank of Canada and/or National Westminster Bank plc, or such affiliates of such parties as may be directed by them, as part of the consideration for the Acquisition will not be integrated with the sale of the Securities by the Company in a manner that would require registration of such securities under the Securities Act.

ANNEX I-2

ANNEX II

Form of Opinion of Sangra, Moller

        1.     To such counsel's knowledge and other than as set forth in the Prospectus and the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that is likely to, individually or in the aggregate, have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        2.     To such counsel's knowledge, the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit identified as material to such counsel to which the Company or any of its subsidiaries may be bound, or (B) violate or conflict with any applicable laws of the Province of British Columbia or the federal laws of Canada applicable therein, or, to the knowledge of such counsel, any judgment, decree, order, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their respective properties or assets. For purposes of this opinion, counsel may assume that all courts of competent jurisdiction would enforce agreements and orders not expressly governed by Canadian law as written but would apply the laws of the Province of British Columbia.

        3.     The Company is a "reporting issuer" or the equivalent under the securities legislation of Provinces of British Columbia, Alberta, Manitoba, Ontario and Québec and is not on the list of defaulting issuers maintained under such legislation.

        4.     All documents have been filed and all requisite proceedings have been taken and all approvals, permits, consents and authorizations of appropriate regulatory authorities under Canadian Securities Laws have been obtained to qualify the Securities for sale to the public in each of the Qualifying Provinces and to permit the offering of the Securities to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of each such province, who have complied with the relevant provisions of such applicable laws.

        5.     All necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Canadian MJDS Prospectuses and the filing thereof under Canadian Securities Laws in each of the Qualifying Provinces.

        6.     Subject to the limitations and qualifications set out therein and based on a certificate of an officer of the Company as to certain factual matters, the statements in the Canadian MJDS Prospectus under the heading "Certain Canadian Federal Income Tax Considerations for Canadian Residents" fairly describe in all material respects the principal Canadian federal income tax consequences under the Income Tax Act (Canada) insofar as they purport to describe the provisions of law referred to therein generally applicable to the holders of Securities referred to therein.

ANNEX II-1

        7.     The statements set forth in the Prospectus under the captions "Description of the Notes," insofar as it purports to constitute a summary of the Securities, and under the captions "Risk Factors — We have only limited recourse under the acquisition agreement for losses relating to the Acquisition," "Business — Rosenthal Conversion Project and Financing," "Business — Stendal Pulp Mill Project and Financing — EPC Contract," "Business — Stendal Pulp Mill Project and Financing — Project Financing," "Description of Certain Indebtedness," "The Acquisition" and "Underwriting," insofar as they purport to describe the provision of the laws and documents referenced therein, are accurate summaries in all material respects.

        In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent registered chartered accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, as a result of such participation, no facts have come to the attention of such counsel that cause such counsel to believe that the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, schedules, or other financial data included or incorporated by reference therein or omitted therefrom).

ANNEX II-2

QuickLinks

SCHEDULE I
Form of Opinion of Heller Ehrman White & McAuliffe LLP
Form of Opinion of Sangra, Moller